SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2005 (March 28, 2005)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2005, Liberty National Life Insurance Company (Liberty), a subsidiary of Torchmark Corporation (TMK), and First Command Financial Services, Inc. (First Command), as successor to Independent Research Agency for Life Insurance, Inc. (IRA) entered into an Amendment to that General Agency Contract between Liberty and IRA, effective October 1, 1981 (the Original Contract). The Original Contract has been previously filed as a material contract exhibit to TMK’s Form 10-K (Exhibit 10(i) to Form 10-K for the fiscal year ended December 31, 1990) and has been incorporated thereafter by reference by TMK into its Forms 10-K . The Amendment to the General Agency Contract, effective as of January 1, 2005, acknowledges that while First Command has previously limited its insurance sales activities to the military market, it wishes to expand operations to include the civilian market and provides insurance commission schedules for both insurance policies issued to or on the life of qualified military personnel, the spouse of qualified military personnel or children of qualified military personnel, as well as on insurance policies issued to or on the lives of all others (civilians).

Lamar C. Smith, a director of TMK, is Chairman and Chief Executive Officer of First Command. First Command is also a party to a Reinsurance Agreement with Liberty and has a mortgage loan agreement with Liberty and a collateral loan agreement with United American Insurance Company, another TMK subsidiary.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: March 30, 2005	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary